NEWS RELEASE

FOR IMMEDIATE RELEASE	INVESTORS: Dale Gibbons	MEDIA: Robyn Young
February 16, 2021	Chief Financial Officer	Chief Marketing Officer
	(602) 952-5476	ryoung@westernalliancebank.com

Brian Schaffer
Prosek Partners
bschaffer@prosek.com

Western Alliance to Acquire AmeriHome, a Leading National B2B Mortgage Acquirer & Servicer

Extends WAL’s National Commercial Bank Strategy with correspondent mortgage platform that enhances growth, returns and diversification

–Financially compelling; produces over 30% EPS and 500 bps ROATCE accretion in 2022E
–Robust capital generation profile; TBVPS earnback in less than one year
–Diversifies revenue profile; markedly increases fee revenue to total revenue mix
–Deploys excess liquidity into higher yielding, low credit risk assets
–Augments stable funding; increases access to growing, low-cost, low-beta core deposits
–Facilitates complementary, balanced business mix; positions WAL for continued growth and consistent returns across cycles
–Strong cultural fit and continuity of highly experienced leadership team minimizes operational and execution risk

PHOENIX--Western Alliance Bancorporation (“Western Alliance”) (NYSE: WAL) today announced the execution of a definitive agreement to acquire Aris Mortgage Holding Company, LLC, the parent company of AmeriHome Mortgage Company, LLC (“AmeriHome”) for an estimated purchase price of $1.0 billion in cash, subject to adjustments at closing.
AmeriHome brings a B2B approach to the mortgage ecosystem through its relationships with over 700 independent correspondent mortgage originator clients, including independent mortgage bankers, community and regional banks, and credit unions of all sizes. Based in Thousand Oaks, CA, AmeriHome is the nation’s third largest correspondent mortgage acquirer, purchasing approximately $65 billion in conventional conforming and government insured originations during 2020 from its network of independent mortgage originators and managing a $99 billion mortgage servicing portfolio, as of December 31, 2020.
For Western Alliance, the addition of AmeriHome extends its national commercial businesses with a complementary, low-risk national mortgage franchise. AmeriHome’s combination of business model, diversified and complementary channels, and sophisticated portfolio management strategies has successfully generated consistent and profitable returns throughout rate environments and economic cycles. The transaction also markedly increases the contribution from non-interest income sources. From a financial perspective, the transaction is estimated to produce accretion of over 30% to EPS and over 500 basis points to return on average tangible common equity in 2020.
“We look forward to maximizing the strategic and financial opportunities created by partnering with AmeriHome, which has been a valued client of Western Alliance Bank for years,” said Ken Vecchione, President and Chief Executive Officer of Western Alliance. “Acquiring this differentiated, high-performing mortgage platform provides a powerful growth engine and expands mortgage offerings to existing clients that give us flexible levers to drive consistent returns throughout market cycles. AmeriHome’s effective business model and exceptional leadership team will leverage Western Alliance’s liquidity and capital strength, market reach, complementary businesses and commercial customers. This move meaningfully enhances our EPS baseline and growth, diversifies our revenue mix, and mitigates business cycle volatility with a firm that augments our commercial-focused portfolio.”
Post-closing, AmeriHome will operate under its current brand, AmeriHome, a Western Alliance Bank company, and will continue to be led by Jim Furash, its current President and Chief Executive Officer.
“Joining Western Alliance Bank is a terrific opportunity to accelerate our own strategic objectives and pathway to growth, with an outstanding partner we know very well,” said Jim Furash. “AmeriHome’s successful results and unique business model proved to be highly attractive for Western Alliance Bank, which has a history of growing by adding specialized financing groups that excel through differentiated B2B expertise and strong client service. It’s a great match.”
Under the terms of the agreement, AmeriHome will become a subsidiary of Western Alliance Bank. Western Alliance will pay cash consideration of $275 million plus adjusted tangible book value at closing for an estimated aggregate consideration of $1.0 billion (based on AmeriHome’s December 31, 2020 results). Western Alliance expects to achieve annual after-tax funding cost synergies of approximately $50 million with total estimated after-tax merger and integration costs of approximately $27 million. The purchase price represents approximately 1.4x adjusted tangible book value based on December 31, 2020 financials and is estimated to create modest dilution to Western Alliance’s tangible book value per share that we expect to earn back in less than one year. Before the end of the second quarter of 2021, Western Alliance intends to raise approximately $275 million of primary capital through a registered public offering of common stock to support the transaction and future growth. The acquisition is expected to close in the second quarter of 2021, subject to customary closing terms and conditions. After closing of the transaction, Western Alliance plans to optimize the acquired mortgage servicing rights assets for both ongoing operations and regulatory capital treatment.
Evercore and Guggenheim Securities, LLC are serving as financial advisors to Western Alliance. Troutman Pepper Hamilton Sanders LLP is serving as legal advisor to Western Alliance. Houlihan Lokey Capital, Inc. and Wells Fargo Securities, LLC acted as financial advisors to AmeriHome on the transaction. Sidley Austin LLP acted as legal advisor to AmeriHome on the transaction.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss the transaction at 5:30 p.m. ET on Tuesday, February 16, 2021. Participants may access the call by dialing 1-888-317-6003 and using the participant code 6598631 or via live audio webcast using the website link https://services.choruscall.com/links/wal210216.html. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET February 17 through 9:00 a.m. ET March 16 by dialing 1-877-344-7529, using the participant code 10152528.
About Western Alliance Bancorporation
With more than $35 billion in assets, Western Alliance Bancorporation (NYSE: WAL) is one of the country’s top-performing banking companies. The company was #1 best-performing of the 50 largest public U.S. banks in the most recent S&P Global Market Intelligence listing and ranks high on the Forbes “Best Banks in America” list year after year. Its primary subsidiary, Western Alliance Bank, Member FDIC, helps business clients realize their ambitions with teams of experienced bankers who deliver superior service and a full spectrum of customized loan, deposit and treasury management capabilities. Business clients also benefit from a powerful array of specialized financial services that provide strong expertise and tailored solutions for a wide variety of industries and sectors. Serving clients across the country wherever business happens, Western Alliance Bank operates individually branded, full-service banking divisions and has offices in key markets nationwide. For more information, visit westernalliancebank.com.
About AmeriHome Mortgage Company, LLC
Founded in 2013, and based in Thousand Oaks, CA, AmeriHome is a leading U.S. residential mortgage acquirer and servicer focused on driving profitable growth across market environments. The firm operates three complementary business segments: Correspondent, Consumer Direct and Servicing. It ranked as the third largest correspondent producer of mortgages and the 13th largest producer of mortgages overall in the U.S. during 2020. AmeriHome has created a flexible and scalable platform with a modern, purpose-built technology infrastructure, advanced data and analytics capabilities, all leveraging the management team's collective experience to achieve a highly efficient cost structure to target profitability in all market environments. AmeriHome has a track record of consistent, prudent and profitable growth, having expanded its production volume from $18.7 billion in 2015 to $64.5 billion for the twelve months ended December 31, 2020 and its servicing portfolio from $18.9 billion to $98.8 billion as of December 31, 2020. For more information, visit amerihome.com.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the Merger between Western Alliance and Aris Mortgage Holding Company, LLC (“Aris”), including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from Western Alliance’s acquisition of AmeriHome, Aris’ wholly-owned subsidiary; (ii) expected capital raising activities (iii) objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iv) other statements identified by words such as “may,” “assumes,” “approximately,” “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements.
These forward-looking statements are based upon the current beliefs and expectations of the management of Western Alliance and are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the control of Western Alliance. In addition, these forward- looking statements are subject to various risks, uncertainties and assumptions with respect to future business strategies and decisions that are subject to change and difficult to predict with regard to timing, extent, likelihood and degree of occurrence. As a result, actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:
•the businesses of Western Alliance and AmeriHome may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected;
•the expected growth opportunities, accretion or cost savings from Western Alliance’s acquisition of AmeriHome may not be fully realized or may take longer to realize than expected;
•operating costs and business disruption following the Merger may be greater than expected;
•federal antitrust review and state licensing regulatory and other approvals required for consummation of the Merger may not be obtained or completed on the anticipated schedule, on the proposed terms or at all;
•the ability of Western Alliance to complete a capital raising transaction to support the Merger and future growth on terms, conditions, and pricing it deems satisfactory;
•the effects of the ongoing COVID-19 pandemic on Western Alliance, AmeriHome, and their respective customers, employees and third-party service providers; and the other factors that may affect future results of Western Alliance and AmeriHome discussed in Western Alliance’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) and AmeriHome’s Registration Statement on Form S-1 (as amended) filed with the Securities and Exchange Commission.
Any forward-looking statement made in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend to have and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this release to reflect new information, future events or otherwise.